UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2008

NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 20, 2008, NexCen Brands, Inc. (the “Company”) disclosed that the Company, NexCen Holding Corporation (the “Issuer,” which is a wholly-owned subsidiary of the Company), and other subsidiaries of the Issuer had entered into a letter agreement with BTMU Capital Corporation (“BTMUCC”), the Company’s lender, which provided the Company, until July 17, 2008, with limited forbearance and near-term access to additional cash (the “Original Agreement”). Details regarding the Original Agreement are disclosed in a Current Report on Form 8-K filed on June 20, 2008.

 On July 17, 2008, the Company and BTMUCC entered into an amended and restated letter agreement that extended the original forbearance period through August 8, 2008 (the “Restated Letter Agreement”). The terms and conditions of the Restated Letter Agreement include a number of modifications that should enhance the Company’s access to cash to fund operations.

Since June 20, 2008, the Company and BTMUCC have remained in active discussions. The Company has made substantial progress in working with BTMUCC toward a comprehensive restructuring of its borrowing facility, and it intends to continue to work with its lender to formalize the restructuring by the end of the forbearance period on August 8, 2008. No agreement has yet been reached, and there can be no assurance that any agreement will be reached and approved by the parties by such date, or at all, on terms that will provide the Company with the additional liquidity it needs to operate its business.

The Restated Letter Agreement includes a number of modifications that where provided for in the Original Agreement, as well as additional modifications that will enhance the Company’s access to cash to fund operations of the Issuer and its subsidiaries. Certain additional modifications provided for in the Restated Letter Agreement include:

•	On July 17, 2008, the Company, the Issuer and its subsidiaries will be permitted to withdraw certain additional amounts that remain in the lockbox for the following purposes (in priority order):

•
Certain of the Company’s subsidiaries will be paid approximately $1.1 million for management fees accrued since May 31, 2008 to reimburse such subsidiaries for operating expenses associated with managing the Company’s brands and franchisees;

•	BTMUCC will be paid approximately $2.6 million for accrued interest on all outstanding notes;

•	BTMUCC’s professional advisors will be paid approximately $418,000 for services rendered in connection with the restructuring;

•	The Issuer will receive approximately $4.6 million for use by the Company and certain of its subsidiaries for accrued accounts payable, accrued expenses and working capital; and

•	Neither the Issuer nor any of its subsidiaries will be required to make any payments of principal with respect to any outstanding notes with respect to scheduled payments in July 2008.

•
Approximately $152,000 currently in a certain Issuer subsidiary’s bank account will be released to the Issuer for use by the Company and certain of its subsidiaries for accrued accounts payable, accrued expenses and working capital.

•	Approximately $552,000 currently in a lockbox account will be retained in such account and set aside for the payment of fees to BTMUCC’s professional advisors.

•
Certain of the Company’s subsidiaries agreed to collect an alternate management fee (as defined in the Restated Letter Agreement) for managing the Company’s brands and franchisees effective on and after May 31, 2008.

In the Restated Letter Agreement, BTMUCC continues to allege that certain Defaults and Events of Default (as defined in the existing funding and security agreements, as amended) have occurred, and the Issuer and its subsidiaries continue to deny that such defaults have occurred. The alleged Defaults in the Restated Letter Agreement are identical to those discussed in the Original Agreement. Details regarding such Defaults are disclosed in a Current Report on Form 8-K filed on June 20, 2008.

The foregoing summary of the terms and conditions of the Restated Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference. A copy of the press release announcing the Restated Letter Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expected cost savings, expectations for the future performance of our brands or expectations regarding the impact of recent developments on our business. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company’s actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) we may not be able to restructure our existing bank borrowing facility to provide our business with needed liquidity, (2) other potential alternatives to seek additional liquidity, such as selling one or more of our businesses, may not be successful or may not generate sufficient proceeds to meet our liquidity needs, including our debt service obligations, (3) the businesses that we have acquired may not be successful, may involve unanticipated costs or difficulties or delays in being integrated with our existing operations, or may disrupt our existing operations, (4) we may not be successful in operating or expanding our brands or integrating our acquisitions into our overall business strategy, (5) any failure to meet our debt obligations would adversely affect our business and financial conditions, and our need for additional near-term liquidity could result in a sale of one or more of our businesses at less than an optimal price or an inability to continue to operate one or more of our businesses, (6) our marketing, licensing and franchising concepts and programs may not result in increased revenues, expansion of our franchise network or increased value for our trademarks and franchised brands, (7) we depend on the success of our licensees and franchisees for future growth, (8) our near-term liquidity needs and the impact of our failure to file our required periodic reports on a timely basis may adversely affect our ability to retain existing, or attract new, employees, franchisees, and licenses, (9) our near term liquidity needs may be higher or lower than our current expectations and (10) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Restated Letter Agreement dated July 17, 2008 with BTMU Capital Corporation.

99.1 Press release dated July 18, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on July 18, 2008.

NEXCEN BRANDS, INC.
/s/ Kenneth J. Hall
By:	Kenneth J. Hall
Its:	Executive Vice President, Chief
Financial Officer and Treasurer